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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K
                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


              Date of Report (Date of earliest event) June 23, 2004
                                                      -------------



                           BELDEN & BLAKE CORPORATION
                           --------------------------
             (Exact name of registrant as specified in its charter)



      Ohio                            0-20100                    34-1686642
----------------------------    -----------------------      ------------------
(State or other jurisdiction    (Commission File Number)       (IRS Employer
 of incorporation)                                           Identification No.)



5200 Stoneham Road, North Canton, Ohio                           44720
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(Address of principal executive offices)                       (Zip Code)

                                 (330) 499-1660
                          ----------------------------
               Registrant's telephone number, including area code




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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

         On June 23, 2004, Belden & Blake Corporation (the "Company") announced plans to offer $192.5 million principal amount of Senior Secured Notes due 2012 pursuant to a private placement. The offering is expected to close on or about the week of July 5, 2004. The press release is attached to this Form 8-K as
Exhibit 99.1 and is incorporated herein by reference.

         On June 24, 2004, Belden & Blake Corporation announced that it had executed a Letter Agreement with a third-party buyer, pursuant to which the Company will sell substantially all of its Trenton Black River assets. The assets are located primarily in New York, Pennsylvania, Ohio and West Virginia. The transaction is expected to close before the end of June. The press release is attached to this Form 8-K as Exhibit 99.2 and is incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c) Exhibits.

         The following exhibits are filed herewith:

99.1 News release dated June 23, 2004 announcing plans to offer $192.5 million principal amount of Senior Secured Notes due 2012 pursuant to a private placement.

99.2 News release dated June 24, 2004 announcing the Company has executed a Letter Agreement to sell its Trenton Black River assets.






SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:     June 24, 2004             BELDEN & BLAKE CORPORATION
      -----------------             (Registrant)


                                    By:  /s/ Frederick J. Stair
                                        ----------------------------------------
                                        Frederick J. Stair, Vice President
                                        and Corporate Controller